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                                                                    EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Geron Corporation for the registration of its Common Stock and to the incorporation by reference therein of our report dated February 12, 1999, with respect to the financial statements of Geron Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities sand Exchange Commission.

                                          ERNST & YOUNG LLP

                                          /s/ Ernst & Young LLP

Palo Alto, California
June 29, 1999